EXHIBIT 99.1

Letterhead of
Frederick H. Schneider, Jr.
June 29, 2010
The Board of Directors
Sport Chalet, Inc.
One Sport Chalet Drive
La Canada, CA 91011

Gentlemen:

This will serve as notification that I will not be standing for re-election as a director of Sport Chalet, Inc. at the 2010 annual meeting of stockholders.

Sincerely,

By:	/s/ Frederick H. Schneider, Jr.
Frederick H. Schneider, Jr.